COOPER GLOBAL VENTURES, LLC CONSULTING AGREEMENT

THIS AGREEMENT is made this 2nd day of August 2007, by and between Global Smoothie Supply, Inc. a Texas Corporation whose principal office is located at 4428 University Blvd., Dallas, Texas 75205 (hereinafter referred to as the "Company") and Cooper Global Ventures, LLC a Texas Corporation whose principal office address is 14001 North Dallas Parkway, Dallas, Texas 75240 (hereinafter referred to as "Consultant").

WHEREAS, Company is a manufacturer of lines of consumer food and beverage products capable of sale in the convenience store class of trade;

WHEREAS, Consultant is in the business of representing manufacturers such as the Company as an independent sales representative in the convenience store class of trade within an assigned territory; and

WHEREAS, Company desires to appoint Consultant as its independent sales representative and Consultant desires to accept such appointment on the terms and conditions described herein below.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, including the recitals set forth hereinabove, Company and Consultant mutually agree as follows:

1.
The Company hereby appoints Consultant as its non-exclusive independent sales representative to solicit orders for the sale of Company's products to customers and potential. customers operating within the convenience store class of trade and located within the territory described in Exhibit "Au attached hereto and incorporated herein (the "Territory") for all purposes and Consultant hereby accepts such appointment.

2.
The Consultant agrees to actively promote the sale of the Company's products and the solicitation of orders to the convenience store class of trade customers and potential customers located within the assigned Territory.

3.
In the solicitation of orders the Consultant shall adhere to the prices, terms and conditions as specified in writing by the Company from time to time. The Company, at all limes, reserves the right to establish, maintain, and approve any and all lines of credit and payment terms extended to Customers. Therefore, Consultant assumes no liability for bad debts of customers solicited by Consultant.

4.
The Consultant shall promptly communicate to the Company all orders that it solicits for the Company. The Company shall be responsible for billing all customers located within the Territory. The Company shall promptly provide Consultant with a copy of all billing invoices submitted by the Company to customers in the convenience store line of trade and located within the assigned Territory. Consultant shall have no responsibility for billing or collections from customers.

5.	The Company and Consultant agree that Consultant shall not be the exclusive sales representative appointed for the assigned Territory by the Company.

6.
As compensation for Consultant's services hereunder the Company agrees to pay a retainer fee of $6000.00 per month for 12 months from the beginning date fifty (50) self-serve smoothie blenders designated by the Company are shipped to one or more convenience retail chains of at least 50 stores by the Company to customers operating within the convenience store line of trade and located within the assigned Territory or upon receipt by the Company of funding in the amount of not less than $1,600,000, whichever first occurs. As additional compensation for Consultant's services hereunder Company agrees to pay Consultant an initial performance bonus in accordance with the provisions of Exhibit "B" attached hereon incorporated herein by reference for all purposes.

In addition to the foregoing, Company agrees to reimburse Consultant's reasonable travel and other expenses related to his efforts on behalf of the Company and approved in writing in advance.

7.
The parties intend that Consultant, in performing the sales representative services described herein, shall act as an independent contractor. As such, Consultant, subject to the limitations and requirements imposed by this Agreement and by law, is free to exercise independent judgment and discretion in the conduct of its business as independent sales representative for the Company and is free to devote whatever time and resources it deems necessary to fulfill its obligations hereunder. Therefore, the individuals employed by the Consultant shall not be deemed employees of the Company and nothing contained herein shall be interpreted as creating a partnership or joint venture relationship between Company and Consultant.

The authority of the Consultant shall extend no further than as stated in this Agreement. The Consultant hereby agrees that it will not represent itself as having any authority to bind or contract for the Company for any purpose in excess of that specifically stated herein. Recipient agrees that, for a period of one year from the termination date hereof, it will not separately contact, negotiate or attempt to negotiate with, on a direct or indirect basis, or otherwise circumvent Company with respect to the sale of its services or products similar to Company's to Customers, nor cause the Customers to change contractual or commercial negotiations, proposals or commercial arrangements which it may have with Company or which Company may have or propose to have with Customers, including any contractual add-ons, third party assigns, renewals, renegotiations, extensions, overages or parallel contracts, without first obtaining Company's prior written consent.
8.

9.
If any claim or action be made or filed against Consultant, claiming loss or injury of any nature whatsoever, as a result of defect in any merchandise, purchase, or use of any product manufactured, produced or distributed by Company, Company will indemnify, defend and hold harmless Consultant, its subsidiary and affiliated corporations, and their respective directors, officers, employees and agents from and against any and all claims, liabilities, losses, damages, injuries, demands, actions, causes of action, suits proceeding, judgments and expenses, including, without limitation, reasonable attorney's fees, court costs and other legal expenses for damage or injury arising out of or resulting from such claim of defective merchandise.

10.
This Agreement shall be effective as of the 2nd day of, August, 2007 and monthly fee payments shall begin as described above. Thereafter this Agreement shall continue until terminated by either party as provided hereinafter. Either party to this Agreement shall have the right to terminate this Agreement as of the end of any month by providing the other party with written notice not less than sixty (60) days prior to the proposed termination date. In the event that the Company or Consultant provides notice of termination pursuant to this paragraph, the Company agrees to pay the retainer fee pro-rated as of the date of termination within 60 days of such notice.

11.	The terms of this Consultant Agreement shall be interpreted in accordance with the Laws of the State of Texas.

12.
The Agreement constitutes the entire Agreement between the parties hereto and cancels and supersedes any and all prior agreements, oral or written, made between the parties hereto, and can only by modified by an agreement in writing, signed by all applicable parties.

13.	Any notice or communication required or permitted hereunder shall be sufficient if sent by registered or certified mail, postage prepaid, or facsimile transmission addressed as follows:

IF TO COMPANY

David C Tiller, Chairman & CEO
Global Smoothie Supply, Inc.
4428 University Blvd., Dallas TX 75205
Telephone: (214) 769-re36
Facsimile: (214) 521-4749

IF TO CONSULTANT:

Kevin Cooper
President
Cooper Global Ventures, LLC
14001 North Dallas Parkway, Suite 1200
Dallas, TX 75240
Telephone: (972) 934-6510
Facsimile: (866) 461-3050

or to such other address as shall be furnished in writing be either party to the other, and any notice or communication shall be deemed to have been given as of the date so mailed or transmitted.

IT WITNESS WHEREOF, the parties have executed this Agreement to be effective on the day and year first above written.

Cooper Global Ventures, LLC

By: /s/ Kevin Cooper
Its: President

Global Smoothie Supply, Inc.

By: /s/ David C. Tiller
Its: Chairman & CEO

EXHIBIT “A”

ASSIGNED TERRITORY

Convenience Store Class of Trade - United States of America, Canada